POWER OF ATTORNEY


	The undersigned hereby constitutes and appoints Edward M. Kress his true and lawful attorney-in-fact to: (i) execute for and on behalf of the undersigned, Form 144 and all amendments thereto;
(ii) file such form with the U.S. Securities and Exchange Commission and applicable securities exchange; and (iii) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be necessary or desirable.

	The undersigned hereby grants such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact or his substitute(s) shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Rule 144 under the Securities Act of 1933.

	This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

	IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 8th day of January, 2002.

		/s/Stuart A. Rose
		_____________________________
		Stuart Rose





s\Mbh\Rex\rosepoa.txt